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     AGREEMENT made the 4 day of March 1997 between True Quality Pharmacies,
Inc., having an office at 222 E. Virginia, McKinney, Texas 75069 (hereinafter referred to as the "Seller"), and HORIZON PHARMACIES, INC., a Texas Corporation, having offices located at 275 W. Princeton Drive, Princeton, Texas, 75407 (hereinafter referred to as the "Buyer").


                                  WITNESSETH

     WHEREAS, the Seller and the Buyer have reached an agreement. In accordance with the terms and conditions hereinbelow set forth, with respect to the sale by the Seller and the purchase by the Buyer of certain assets of the Seller utilized in connection with and as part of the retail drug store operations of the Seller known as VISTA Pharmacy in MT. VERNON, MINEOLA, and MCKINNEY, Texas (hereinafter referred to as the "DRUG STORE") and desire to reduce said agreement in writing:

     NOW, THEREFORE, THE PARTIES AGREE:

1.   SALE OF ASSETS.

     1.1 For the purpose of this Agreement, Seller agrees to sell to Buyer as is certain assets of the Drug Store (hereinafter referred to as the "Drug Store Assets"), which the Buyer hereby agrees to purchase. Such assets include and are hereby limited to:

          A. INVENTORY. All of the marketable inventory (as defined in Exhibit A attached hereto) held for retail sale by the Seller and located at the Drug Store; and

          B. PRESCRIPTION FILES INCLUDING ALL CUSTOMER AND PATIENT LISTS AND PATIENT PROFILES. All prescription files and patient profiles of Seller located at and pertaining to prescription customers of the Drug Store.

          C. ALL FIXTURES AND EQUIPMENT. All Rx, OTC and DME fixtures and equipment owned by Seller (computer/peripherals, registers, refrigerator, typewriter, Microfiche, etc.) located at the Drug Store,; and all telephone equipment, and all miscellaneous shelving, counters and supplies belonging to Seller as listed on Exhibit B attached hereto and made a part hereof.

          D. STORE TELEPHONE NUMBER(S). All telephone numbers of the Drug Store location shall be transferred to Buyer.

          E. SUPPLIES. All bottles, vials, ointment jars; and other usable supplies of Seller located at the Drug Store location and at Seller cost.

          F. ACCOUNTS RECEIVABLE. Buyer shall purchase individual charge accounts (per evaluation in Section 2.4 (a)) and the Mineola MHMR accounts. Buyer shall not purchase any third party receivable.

          G. ASSETS NOT PURCHASED. Buyer shall not purchase any consigned merchandise or layaway items.

          H. All outstanding cash and pending transactions (excluding receipts on Accounts Receivable accounts) prior to the closing date are credited to the Seller. All business acquired after the closing date belong to the HORIZON Pharmacies, Inc. including any insurance payments made to the existing NABP. State Welfare number(s), and/or contract(s) as long as the date of service is on or after the closing date.

2.   PURCHASE PRICE.

     2.1 The total purchase price to be paid by the Buyer for the Drug Stores Assets



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          shall be computed, but not allocated, as follows:
          Furniture, Fixtures and Equipment, 1978 FORD VAN           $ 60,000.00

     2.2  Prescription Files. Patient Profiles, Customer List,
          Telephone Numbers                                          $390,000.00

     2.3 An amount equal to the aggregate value of the marketable inventory (as defined in Exhibit A attached hereto) as determined in the physical inventory described in paragraph 5 below and as valued in accordance with Exhibit A attached hereto and made a part hereof.

     2.4 Buyer will purchase accounts receivable based on the following evaluation:

          (a) Individual Charge Accounts
                         0-30 days from date of first statement balances at 100% 31-60 days from date of first statement balances at 80% 61-90 days from date of first statement balances at 60%
                GREATER THAN 90 days from date of first statement balances at 0%

          (b) Mineola MHMR                                               at 100%

3.   ALLOCATION OF PURCHASE PRICE.

     *See Closing Statement

4.   PAYMENT OF PURCHASE PRICE.

     Subject to the following provisions, the purchase price hereafter shall be paid as follows:

     4.1 Cash in the amount of $100,000.00 on March 5 & 6, 1997 after inventory of all locations

     4.2 Balance in the form of a note at 8 1/2% interest payable monthly, with a principal reduction of $325,000.00 on the earliest of September 1, 1997 or 10 days following the funding of the initial public offering, and the balance in equal monthly installment on the 25th day of each month thereafter through December 25th, 1997, when all outstanding principal and accrued and unpaid interest shall be due in full.

     4.3 The note shall be secured by the assets purchased and shall be personally guaranteed by Rick McCord, Sy Shahid, Charlie Herr, Dave Frauhiger, and Robert Mueller.

5.   INVENTORY.

     5.1 A physical inventory shall be taken at the Drug Store by RGIS Inventory Specialists on the closing date. Each party shall pay one-half of the inventory expense.

6.   REPRESENTATIONS AND WARRANTIES BY SELLER.

     6.1  The Seller does hereby represent and warrant as follows:

          A. AUTHORITY. The execution, delivery and performance of this agreement by Seller has been duly authorized by all necessary entity action and constitutes a legal, valid, and binding obligation on Seller enforceable in accordance with its terms.

          B. TITLE TO PROPERTIES. The Seller has good and marketable title to all of the Drug Store assets to be transferred hereunder, free and clear of all mortgages, liens, encumbrances, pledges, or security interests of any nature whatsoever, except for secured debts, if any, listed on Exhibit C attached hereto which shall be satisfied and



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              released at or prior to closing. The Seller has received no notice of violation of any applicable law, regulation or requirement relating to the retail Drug Store business operation or Drug Store assets to be transferred hereunder, and as far as known to the Seller, no such violation exists.

          C. CONTRACTS. Seller is not party to any contract, understanding or commitment whether in the ordinary course of business or not, relating to the conduct of business by Seller from the Drug Store which contract, understanding or commitment shall extend beyond the closing date for the Pharmacy Location except the real estate lease. Seller is not party to any contractual agreement or commitment to individual employees which may not be terminated at the will of Seller.

          D. LITIGATION. To the best of Seller's current actual knowledge there is no suit, action, proceeding, investigation, claim, complaint or accusation pending or, threatened against or affecting Seller or the Assets or to which Seller is a party, in any court or before any arbitration panel of any kind or before or by any federal, state, local, foreign, or other governmental agency, department, commission, board, bureau, instrumentality or body which would have a materially adverse affect on the financial condition of Seller, and to the best knowledge and belief of Seller, there is no basis for any such suit, action, litigation, proceeding, investigation, claim, complaint or accusation. There is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitration panel or governmental body against or affecting Seller with which Seller is not currently in compliance. Notwithstanding the foregoing, Seller is a plaintiff in a multiple party lawsuit against certain pharmaceutical manufacturers; and all recoveries in any way related thereto shall remain the property of Seller and all costs and expenses related thereto shall be for the account of Seller.

          E.  EMPLOYEES.

          (a) To the best of Seller's actual knowledge, the Seller is in full compliance with all wage and hour laws, and is not engaged in any unfair labor practice or discriminatory employment practice and no complaint of any such practice against Seller is filed or threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal or state, that regulates labor or employment practices, nor is any grievance filed or threatened to be filed against Seller by any employee pursuant to any collective bargaining or other employment agreement to which Seller is a party. To the Seller's best knowledge and belief is in compliance with all applicable federal and state laws and regulations regarding occupational safety and health standards and has received no material complaints from any federal or state agency or regulatory body alleging violations of any such laws and regulations.

          (b) The employment of all persons and officers employed by Seller is terminable at will without any penalty or severance obligation of any kind on the part of the employer. All sums due for employee compensation and benefits and all vacation time owing to any employees of Seller have been duly and adequately accrued the accounting records of Seller. All benefits such as vacation accrued and earned by employees up to the closing date is the responsibility of the Seller. All benefits accrued and earned after the closing date will become the financial responsibilities of the Buyer. To the Seller's best knowledge, all employees of Seller are either United States citizens or resident aliens specifically authorized to engage in employment in the United States in accordance with all applicable laws.

          F.  TAXES.

          (a) Seller has duly filed all required federal, state, local, foreign and other tax returns, notices, and reports
              (including, but not limited to, income, property,



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          sales, use, franchise, capital, stock, excise, added value, employees' income withholding, social security and unemployment tax returns) heretofore due; and to Seller's best knowledge all such returns, notices, and reports are correct, accurate, and complete.

          (b) All deposits required to be made by Seller with respect to any tax (including but not limited to, estimated income, franchise, sales, use, and employee withholding taxes) have been duly made.

          (c) All taxes, assessments, fees, penalties, interest and other governmental charges which have become due and payable have been paid in full by Seller or adequately reserved against on its books of account and the amounts reflected on such books are to the best belief and knowledge of Seller sufficient for the payment of all unpaid federal, state, local, foreign, and other taxes, fees, and assessments, and all interest and penalties thereon with respect to the periods then ended and or all periods prior thereto. Seller hereby agrees to indemnify and hold harmless Buyer from and against any and all liability, claims, or causes of action for any unpaid taxes, or other assessments due and owing to any federal, state, or local governmental entity arising out of the business of Seller prior to the closing date.

          (d) Buyer shall pay any and all Sales, Use, and Transfer Taxes, if any, arising out of the assets which are the subject of this sale.

          (e) Seller shall pay any and all personal property taxes for prior years attributable to the property being transferred hereby prior to closing

          (f) The parties shall pro rate at Closing anticipated personal property taxes as of the date of Closing based upon last year's tax renditions, and personal property tax bills and rent.

7.   CONDITIONS PRECEDENT.

     7.1 All obligations of Seller under this Agreement are subject to the fulfillment, prior to or at the closing, of each of the following conditions (unless waived in writing by Buyer).

          A. REPRESENTATIONS. The representations and warranties of Seller contained in this Agreement shall not only have been true and complete as of the date of this Agreement, but shall also be true and complete as though again made as of the date of closing.

          B. COMPLIANCE. The Seller shall have performed and complied with all terms and conditions required by this Agreement to be performed or complied with by it prior to or at the closing.

          C. CONSENTS. All necessary consents to the transfer of the Drug Store assets have been obtained from vendors and partners if any.

8.   LIABILITIES NOT ASSUMED BY BUYER.

     8.1 It is expressly understood and agreed that Buyer shall not, by virtue of this Agreement, the consummation of the transactions contemplated herein or otherwise, assume any liabilities or obligations of the Seller or any liabilities or obligations constituting a charge, lien, encumbrance or security interest upon the Drug Store assets to be transferred hereunder, regardless of whether such liabilities or obligations are absolute or contingent, liquidated or unliquidated or otherwise, unless expressly stated herein.

     8.2 Seller hereby indemnifies the Buyer, its officers, directors, and controlling persons against any liability for any fee or commission payable to any broker, agent or finder retained by Seller with respect to any transaction contemplated by this agreement.



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9.   CLOSING.

     9.1 The closing shall take place on or before March 5 and 6, 1997 the parties mutual agreement at the Drug Store location.

          A. TO BE DELIVERED TO BUYER. The Seller shall deliver to Buyer a Bill of Sale, which shall be effective to vest in Buyer good and marketable title to the Drug Store Assets, free and clear of all mortgages, security interest, liens, encumbrances, pledges and hypothecation of every nature and description, except the Security interest securing Buyer's Note to the Seller.

          B. TO BE DELIVERED TO SELLER. The Buyer shall deliver to the Seller a promissory note described in Paragraph 4.2 and the security document reasonably required by Seller and personal guarantees.

10.  INDEMNITY BY SELLER.

     10.1 The Seller hereby agrees to indemnify and hold harmless Buyer against and in respect of:

          A. CONTINGENT & UNDISCLOSED CLAIMS. Seller will indemnify and hold Buyer harmless for any contingent and/or undisclosed claims including but not limited to costs, expenses, and attorney fees relating to Seller's ownership of the purchased assets and/or Seller's conduct of the business prior to the closing.

          B. CLAIMS UPON ASSETS. All claims against, or claims of any interest in, or of a lien or encumbrance or the like upon any or all of the Drug Store assets to be transferred hereunder by the Seller to Buyer which are caused or created by indemnifying party.

          C. The buyer will indemnify the Seller for all claims against the Assets for any period after the closing date. The Buyer further indemnifies the Seller for break of leases and operation of business by HORIZON for any period after the closing date.

11.  SURVIVAL OF REPRESENTATIONS, WARRANTIES & INDEMNIFICATIONS.

     11.1 All of the covenants, representations, warranties and indemnification of the parties set forth in this Agreement shall survive the closing date hereof.

12.  RISK OF LOSS.

     12.1 The risk of loss of damage of Drug Store assets to be conveyed hereunder shall be upon Seller until the closing hereof.

13.  GOVERNING LAW.

     13.1 This agreement shall be governed and construed in accordance with the laws of the State of Texas and venue for purposes hereof shall be in Collin County, Texas.

14.  ENTIRE AGREEMENT.

     14.1 This agreement contains the entire agreement between the parties, and no representations, warranties or promises, unless contained herein, shall be binding upon the parties hereto. This document is null and void if:

          a) the Purchase Agreement is not signed by both parties within 10 days from date the Buyer has received the Purchase Agreement document.



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          b) can not secure the following leases:

     Mineola    AT 1,500.00 per month for five (5) years plus
                                          two (2) five 5 years options
     MT Vernon  AT 1,800.00 per month for five (5) years plus
                                          two (2) five 5 years options
     McKinney   AT 1,250.00 per month for one (1) year plus
                                          three (3) three 3 years options

     All option years for Mineola and Mt Vernon will be based on CPI increases. Mckinney location option years will be based on:

                1st 3 years option will be based on $10.00 per sq ft 2nd 3 years option will be based on $12.00 per sq ft 3rd 3 years option will be based on $14.00 per sq ft

15.  EARNEST MONEY.

     15.1 To bind this Agreement, Buyer herewith deposits with _____________________________ as Escrow Agent, the sum of $1,000
          (one thousand dollars), which sum shall be applied to the cash portion of the purchase price upon the closing of the transaction contemplated herein. However, in the event Seller fails to perform each and every covenant and condition required hereunder, Buyer may cancel this Agreement and have the Earnest Money returned to it. If the Buyer fails to perform each and every obligation hereunder, Seller shall retain the Earnest Money as liquidated damages, each party's remedy provided in this Section is that party's exclusive remedy.










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     IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first above written.

                                          BUYER:
                                          HORIZON PHARMACIES, INC.

                                          /s/  RICK MCCORD
                                          ------------------------------------
                                          Rick McCord, President

THE STATE OF     )
COUNTY OF        )

     THIS INSTRUMENT was acknowledged before me on the 4th day of March, 1997 by RICK MCCORD, who holds the office of President of HORIZON PHARMACIES, INC., a Texas Corporation on behalf of such corporation.

                                          /s/  JEAN PLACHE
                                          ------------------------------------
SEAL                                      Jean Plache
                                          Notary Public, State of Texas
                                          My commission Expires: June 23, 1999


                                          SELLER:
                                          True Quality Pharmacies, Inc.

                                          /s/  RICHARD DILL
                                          ------------------------------------
                                          Richard Dill, President

THE STATE OF     )
COUNTY OF        )

     THIS INSTRUMENT was acknowledged before me on the 4th day of March, 1997 by RICHARD DILL, who holds the office of President of True Quality Pharmacies, Inc.

                                          /s/  JEAN PLACHE
                                          ------------------------------------
SEAL                                      Jean Plache
                                          Notary Public, State of Texas
                                          My commission Expires: June 23, 1999




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